Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF EIGHTCO HOLDINGS INC.

(a Texas Corporation)

Effective as of February 5, 2026, upon approval by the stockholders and effectiveness of the Company’s conversion/redomestication to Texas. Adopted pursuant to the Texas Business Organizations Code (the “TBOC”).

ARTICLE I – CORPORATE OFFICES AND RECORDS

1.1 Registered Office. The registered office of Eightco Holdings Inc. (the “Corporation”) shall be located in the State of Texas at such address as set forth in the Corporation’s Certificate of Formation or as may be designated from time to time by the Board of Directors (the “Board”).

1.2 Other Offices. The Corporation may maintain other offices within or outside the State of Texas as the Board may determine or as the business of the Corporation requires.

1.3 Books and Records. Except as otherwise required by the TBOC, the books, records, and accounts of the Corporation may be kept at such place or places, within or outside the State of Texas, as may be designated by the Board. The Corporation shall maintain at its registered office in Texas those records required to be kept under the TBOC.

1.4 Stockholder Inspection Rights. To the fullest extent permitted by the Texas Business Organizations Code (the “TBOC”), any stockholder seeking to inspect the Corporation’s books and records shall submit a written demand under oath to the Secretary of the Corporation at its principal executive offices, stating with reasonable particularity the purpose of the inspection and the specific books and records sought. The stockholder shall also provide documentary evidence reasonably sufficient to establish such stockholder’s ownership of shares. Any such inspection shall be conducted at such time and place, and subject to such reasonable limitations and conditions, as the Corporation may prescribe, including, without limitation, the execution of a confidentiality agreement in a form acceptable to the Corporation. The Corporation may impose reasonable restrictions on the use or distribution of any information obtained in connection with such inspection. The Corporation may deny any demand that does not comply with this Section or applicable law, or that is made for an improper purpose. Nothing in this Section shall limit the Corporation’s right to seek a protective order or other relief from a court of competent jurisdiction. Any inspection rights granted pursuant to this Section shall be the exclusive means by which a stockholder may obtain access to the Corporation’s books and records, except as otherwise required by applicable law. Any action to enforce or challenge rights under this Section 1.4 shall be subject to Article IX of these Bylaws.

ARTICLE II – MEETINGS OF SHAREHOLDERS

2.1 Place and Format of Meetings. Meetings of shareholders shall be held at such place, within or outside the State of Texas, as may be designated by the Board. The Board may determine that any meeting be held solely by means of remote communication to the extent permitted under the TBOC.

2.2 Annual Meeting. The annual meeting of shareholders shall be held at such date and time and at such place (if any) as may be fixed from time to time by the Board, for the purpose of electing directors and transacting such other proper business as may be brought before the meeting in accordance with these Bylaws.

2.3 Special Meetings. Special meetings of the shareholders may be called only by (a) the Board, (b) the Chairperson of the Board, (c) the Chief Executive Officer, (d) the President; or (e) by the holders of not less than 50% (or the highest percentage of ownership that may be set under the TBOC) of the Corporation’s then outstanding shares of capital stock entitled to vote at such special meeting. The Board may postpone or reschedule, or, in the case of a special meeting not called by shareholders, cancel any previously scheduled special meeting. The notice of a special meeting shall state the purpose or purposes for which the meeting is called, and only such business may be conducted as is properly brought by or at the direction of the person(s) calling the meeting in accordance with these Bylaws.

2.4 Advance Notice Procedures.

At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (i) pursuant to the Corporation’s proxy materials for such meeting; (ii) by or at the direction of the Board; or (iii) by a shareholder of record who has complied with the notice procedures in this Section 2.4 and whose proposed business is a proper matter for shareholder action.

To comply with clause (iii), a shareholder’s timely notice must be received by the Secretary at the Corporation’s principal executive offices not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date the Corporation first mailed its proxy materials (or notice of availability thereof, if earlier) for the preceding year’s annual meeting; provided, that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the tenth day following the day on which Public Announcement of the date of such annual meeting is first made. No adjournment or postponement of an annual meeting or announcement thereof shall commence a new time period for the giving of a shareholder’s notice.

“Public Announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be in proper written form, a shareholder’s notice must set forth, as to each matter of business the shareholder intends to bring before the annual meeting: (a) a brief description of the business, the text of any resolutions proposed, and the reasons for conducting such business; (b) the name and address of the shareholder and any Stockholder Associated Person; (c) the class and number of shares that are held of record or beneficially by the shareholder and any Stockholder Associated Person, and any derivative positions; (d) a description of any hedging or other transactions entered into by or on behalf of the shareholder or any Stockholder Associated Person with respect to the Corporation’s securities, including any short positions or borrowing/lending of shares, and any other agreement or understanding affecting voting power; (e) any material interest of the shareholder or any Stockholder Associated Person in such business; and (f) a statement whether the shareholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power reasonably believed necessary to carry the proposal (a “Business Solicitation Statement”). The notice must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information in clauses (c) and (d) as of such record date.

A “Stockholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder; (ii) any beneficial owner of shares owned by such shareholder and on whose behalf the proposal or nomination is being made; or (iii) any person controlling, controlled by, or under common control with any person described in clauses (i) or (ii).

Without exception, no business shall be conducted at any annual meeting except in accordance with this Section 2.4 (and, if applicable, the nomination procedures below). Business proposed by a shareholder may not be conducted if the shareholder or any Stockholder Associated Person takes action contrary to the representations made in the Business Solicitation Statement or if such statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the meeting shall determine and declare whether business was properly brought and, if not, such business shall not be conducted.

Nominations of persons for election or re-election as directors at an annual meeting may be made only (A) by or at the direction of the Board or (B) by a shareholder of record who timely delivers a notice to the Secretary in proper written form. To be timely, a nomination notice must be received at the time set forth above. In the event the number of directors to be elected is increased and there is no Public Announcement naming all nominees or specifying the size of the increased Board at least ten days before the last day a shareholder may deliver notice, a shareholder’s notice shall be timely, but only with respect to nominees for any new positions created by such increase, if received not later than the close of business on the tenth day following the date of the Public Announcement.

To be in proper written form, the nomination notice must set forth, as to each person (a “nominee”) proposed: (a) the nominee’s name, age, business address, and residence address; (b) principal occupation or employment; (c) the class and number of shares held of record or beneficially and any derivative positions; (d) any hedging or other transactions or agreements affecting voting power; (e) all arrangements or understandings between or among the shareholder and each nominee and any other person(s) pursuant to which the nominations are to be made or concerning service on the Board; (f) a written statement of the nominee acknowledging fiduciary duties to the Corporation and its shareholders under applicable law; and (g) any other information required to be disclosed under Regulation 14A under the Exchange Act (including the nominee’s written consent to being named in the proxy statement, if any, and to serve if elected). The notice must also set forth the information required under clauses (b) through (f) of the business notice above with respect to the nominating shareholder and a statement whether such shareholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power reasonably believed to be necessary to elect such nominee(s) (a “Nominee Solicitation Statement”). At the request of the Board, any nominee must furnish such information as may reasonably be required to determine eligibility and independence.

No person shall be eligible for election or re-election as a director unless nominated in accordance with these procedures. A nominee shall not be eligible if a shareholder or any Stockholder Associated Person takes action contrary to the representations in the Nominee Solicitation Statement or if such statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson shall determine and declare whether any nomination was properly made, and any defective nomination shall be disregarded.

If the Board has authorized that shareholders may fill a vacancy or newly created directorship at a special meeting, nominations at such special meeting shall be made only (1) by or at the direction of the Board or (2) by a shareholder of record who timely delivers a written notice of nomination including the information set forth above. To be timely, such notice must be received not later than the close of business on the later of the 90th day prior to the special meeting or the tenth day following the Public Announcement of the date of the special meeting and of the Board’s nominees.

In addition to these Bylaws, a shareholder must comply with all applicable requirements of law and the Exchange Act with respect to the matters set forth in this Section 2.4.

2.5 Notice of Meetings. Written or electronic notice stating the place, if any, date, and hour of the meeting shall be given to each shareholder entitled to vote at such meeting within the time period required by the TBOC, and in the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called.

2.6 Quorum. The holders of one-third of the voting power of the shares entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise required by the TBOC, the Certificate of Formation, these Bylaws, or the rules of any applicable securities exchange. Once a quorum is present, it shall not be broken by the withdrawal of shareholders.

2.7 Adjournment; Notice of Adjourned Meetings. The chairperson of any meeting or shareholders entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than 30 days, or if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

2.8 Conduct of Meetings. The chairperson of the meeting shall determine the order of business and the procedures to be followed, including regulation of the manner of voting and conduct of business. The chairperson shall be designated by the Board; in the absence of such designation, the Chairperson of the Board, the Chief Executive Officer, the President, or any other executive officer of the Corporation shall serve as chairperson in that order of precedence.

2.9 Voting. Except as otherwise provided by law, the Certificate of Formation, these Bylaws, or the rules of any applicable securities exchange, each shareholder shall be entitled to one vote for each share of capital stock held. In all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors shall be elected by a plurality of the votes cast unless otherwise provided by the Certificate of Formation or applicable law.

2.10 Action by Written Consent. To the extent permitted by the TBOC and the Certificate of Formation, subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof that have been expressly granted the right to take action by less than unanimous written consent, any action required or permitted to be taken by the shareholders of the corporation by written consent, and not at a duly called annual or special meeting of shareholders of the corporation, may only be taken if such written consent is signed by all holders of shares entitled to vote on such action.

2.11 Record Dates. The Board may fix a record date for determining shareholders entitled to notice of or to vote at any meeting, for any dividend or other distribution, for any rights, or for any other lawful action. If no record date is fixed, the record date shall be as provided by the TBOC.

2.12 Proxies. Shareholders may vote by proxy authorized in writing or by electronic transmission, to the extent permitted by the TBOC and these Bylaws. No proxy shall be valid after eleven months from its date, unless the proxy provides for a longer period. A proxy may be revoked at any time prior to its exercise in accordance with applicable law.

2.13 Shareholder List. The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of shareholders (or such shorter period as may be permitted under the TBOC), a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be available for examination by any shareholder for any purpose germane to the meeting, during ordinary business hours, at the Corporation’s principal place of business or on a reasonably accessible electronic network, and at the meeting.

2.14 Inspectors of Election. The Board shall appoint one or more inspectors of election to act at any meeting of shareholders. Each inspector shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality. The inspectors shall ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and certify their determinations.

ARTICLE III – DIRECTORS

For purposes of these Bylaws, “Whole Board” means the total number of authorized directors whether or not there exist vacancies.

3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law or the Certificate of Formation.

3.2 Number and Classification. The number of directors shall be fixed from time to time by resolution of the Whole Board, subject to any provision of the Certificate of Formation. If provided in the Certificate of Formation, the Board may be divided into classes with staggered terms, and directors of each class shall hold office until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification, or removal.

3.3 Election; Qualification; Term. Except as provided in Section 3.4, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal. Directors need not be shareholders unless required by the Certificate of Formation or these Bylaws.

3.4 Resignation and Vacancies. Any director may resign at any time by delivering written or electronic notice to the Corporation. A resignation is effective when delivered unless it specifies a later effective date or an effective date determined upon the happening of an event. Unless otherwise provided in the Certificate of Formation or these Bylaws, vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the shareholders, subject to the TBOC and the Certificate of Formation.

3.5 Meetings; Participation by Communications Equipment. The Board may hold meetings, regular or special, within or outside the State of Texas. Members of the Board may participate in meetings by means of conference telephone or other communications equipment by which all persons participating can hear each other, and such participation shall constitute presence in person at the meeting.

3.6 Regular Meetings. Regular meetings of the Board may be held without notice at such times and places as shall be determined by the Board.

3.7 Special Meetings; Notice. Special meetings of the Board may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary, or a majority of the authorized number of directors, at such times and places as they shall designate. Notice shall be given in any reasonable manner and within a reasonable time prior to the meeting.

3.8 Quorum; Voting. A majority of the total authorized number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except as otherwise provided by law, the Certificate of Formation, or these Bylaws.

3.9 Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting if all members of the Board or committee consent in writing or by electronic transmission, and such consent is filed with the minutes of the proceedings.

3.10 Compensation. The Board may fix the compensation of directors.

3.11 Removal. Except as may be otherwise specifically provided by the Certificate of Formation and subject to the TBOC, directors may be removed from office by the shareholders only for cause. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term.

ARTICLE IV – COMMITTEES

4.1 Committees of Directors. The Board may designate one or more committees, each to consist of one or more directors. The Board may designate one or more directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board and permitted by the TBOC, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation; provided, however, that no committee shall have the power or authority to (i) approve or adopt, or recommend to shareholders, any action expressly required by law to be submitted to shareholders for approval, or (ii) adopt, amend, or repeal any Bylaw.

4.2 Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III governing meetings of the Board, with such changes in context as are necessary to substitute the committee and its members for the Board and its members, unless otherwise provided by resolution of the Board or the committee.

4.4 Subcommittees. Unless otherwise provided in the Certificate of Formation, these Bylaws, or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V – OFFICERS

5.1 Officers. The officers of the Corporation shall include a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson, a Chief Executive Officer, a Chief Financial Officer or Treasurer, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers and agents as may be appointed in accordance with these Bylaws. Any number of offices may be held by the same person.

5.2 Appointment. The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with Section 5.3, subject to any rights under contracts of employment.

5.3 Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) to appoint, such other officers and agents as the business of the Corporation may require. Each such officer or agent shall hold office for such period, have such authority, and perform such duties as provided in these Bylaws or as determined by the Board.

5.4 Removal and Resignation. Subject to any rights under contracts of employment, any officer may be removed, with or without cause, by the Board or by any officer upon whom such power is conferred by the Board. Any officer may resign at any time by delivering written or electronic notice to the Corporation, effective upon receipt unless a later effective date is specified.

5.5 Vacancies. Any vacancy in any office shall be filled by the Board or as provided in Section 5.3.

5.6 Authority to Represent Shares or Interests of Other Entities. The Chairperson of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Secretary, or any other person authorized by the Board may vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other entity standing in the name of the Corporation.

5.7 Duties of Officers. Officers shall have such powers and perform such duties as may be designated by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI – STOCK AND TRANSFER

6.1 Certificated and Uncertificated Shares. Shares of the Corporation may be certificated or uncertificated, as determined by the Board and permitted by the TBOC. Certificates shall be signed by or in the name of the Corporation by such officers as the Board may designate. If any officer, transfer agent, or registrar who has signed a certificate ceases to hold office before issuance, the certificate may nevertheless be issued with the same effect as if such person were in office on the date of issue.

6.2 Legends and Notices. If the Corporation is authorized to issue more than one class or series of stock, the powers, designations, preferences, rights, and limitations of each class or series shall be set forth in full or summarized on the face or back of the certificate representing such stock, or the Corporation shall furnish such information without charge upon request. For uncertificated shares, the Corporation shall send the registered owner a written notice containing the information required to be stated on certificates or a statement that such information will be furnished without charge upon request.

6.3 Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any certificate alleged to have been lost, stolen, or destroyed, upon such terms as the Corporation may require, including the provision of a bond sufficient to indemnify the Corporation against any claim made against it on account of the loss, theft, or destruction.

6.4 Dividends. Subject to applicable law and the Certificate of Formation, the Board may declare and pay dividends upon the shares of the Corporation’s capital stock in cash, property, or shares of the Corporation’s capital stock.

6.5 Transfer of Stock. Transfers of shares shall be made only upon the Corporation’s books by the holders thereof or by their duly authorized attorneys, and, if such stock is certificated, upon surrender of the certificate(s) properly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, not prohibited by law, the Certificate of Formation, these Bylaws, or contract.

6.6 Stock Transfer Agreements. The Corporation may enter into and perform agreements with any number of shareholders to restrict the transfer of shares of any class or series in any manner not prohibited by law.

6.7 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of persons registered on its books as the owners of shares to receive dividends and to vote as such owners, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, except as otherwise provided by law.

ARTICLE VII – NOTICES AND WAIVERS

7.1 Manner of Giving Notice. Notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at the address appearing on the Corporation’s records. An affidavit of the Secretary or of an agent of the Corporation that notice has been given shall be prima facie evidence of the facts stated therein.

7.2 Electronic Notice. Any notice to shareholders under the TBOC, the Certificate of Formation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Notices given by electronic transmission shall be deemed given when directed to the electronic address provided by the shareholder or as otherwise provided by law.

7.3 Notice to Shareholders Sharing an Address. To the extent permitted by law, any notice to shareholders may be given by a single written notice to shareholders who share an address if consented to by the shareholders at that address, which consent shall be revocable by written notice to the Corporation.

7.4 Waiver of Notice. Whenever notice is required, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of notice unless the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE VIII – INDEMNIFICATION AND ADVANCEMENT; INSURANCE

8.1 Indemnification of Directors and Officers in Third-Party Proceedings. Subject to the other provisions of this Article VIII and to the fullest extent permitted by the TBOC, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, or agent of another entity, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and reasonably believed the conduct was in or not opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe the conduct was unlawful.

8.2 Indemnification of Directors and Officers in Proceedings by or in the Right of the Corporation. Subject to the other provisions of this Article VIII and to the fullest extent permitted by the TBOC, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, or agent of another entity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and reasonably believed the conduct was in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Corporation unless and only to the extent that the court in which such Proceeding was brought shall determine, upon application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses.

8.3 Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding described in Sections 8.1 or 8.2, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

8.4 Indemnification and Advancement for Employees and Agents. Subject to the other provisions of this Article VIII and to the extent not prohibited by the TBOC or other applicable law, the Corporation may indemnify and advance expenses to employees and agents. The Board may delegate the determination of whether employees or agents shall be indemnified or receive advancement of expenses.

8.5 Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of (i) a written request therefor (together with documentation reasonably evidencing such expenses) and (ii) an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified under this Article VIII or applicable law. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and subject to such guidelines as the Corporation deems appropriate.

8.6 Limitations on Indemnification. Subject to Section 8.3 and applicable law, the Corporation shall not be obligated to indemnify any person in connection with any Proceeding (or any part thereof):

(a) for which payment has actually been made to or on behalf of such person under any insurance policy, indemnity provision, vote, or otherwise, except with respect to any excess beyond the amount paid;

(b) for any accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized from the sale of securities of the Corporation, as required under the Exchange Act (including reimbursements arising from an accounting restatement pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by such person against the Corporation or its directors, officers, employees, agents, or other indemnitees, unless (i) authorized by the Board prior to its initiation, (ii) the Corporation provides indemnification in its sole discretion, (iii) otherwise required to be made under Section 8.7, or (iv) otherwise required by law; or

(e) if prohibited by applicable law.

If any provision of this Article VIII is held invalid, illegal, or unenforceable for any reason whatsoever, the remaining provisions shall not be affected and shall be construed to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable to the fullest extent possible.

8.7 Determination; Claim. If a claim for indemnification or advancement under this Article VIII is not paid in full within 90 days after receipt by the Corporation of a written request therefor, the claimant shall be entitled to adjudication by a court of competent jurisdiction of entitlement to such indemnification or advancement. To the extent permitted by law, the Corporation shall indemnify such person against expenses incurred in connection with any action for indemnification or advancement to the extent such person is successful, and the Corporation shall have the burden of proving that the claimant is not entitled to the requested indemnification or advancement.

8.8 Non-Exclusivity. The indemnification and advancement provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under the Certificate of Formation, any statute, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advancement, to the fullest extent not prohibited by law.

8.9 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or serving at the request of the Corporation in such capacity for another entity, against any liability asserted against such person and incurred in such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person under applicable law.

8.10 Survival. The rights to indemnification and advancement conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators.

8.11 Effect of Repeal or Modification. Any amendment, alteration, or repeal of this Article VIII shall not adversely affect any right or protection of any person with respect to any act or omission occurring prior to such amendment, alteration, or repeal.

8.12 Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent entity absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees, or agents. References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service that imposes duties with respect to an employee benefit plan, its participants, or beneficiaries.

8.13 Limitation of Liability. To the fullest extent permitted by the Texas Business Organizations Code and as set forth in the Corporation’s Certificate of Formation, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty in such capacity. Any repeal or modification of this Section or the corresponding provision in the Certificate of Formation shall not adversely affect any right or protection of any director or officer with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE IX – EXCLUSIVE FORUM FOR INTERNAL CORPORATE CLAIMS; JURY TRIAL WAIVER; OWNERSHIP THRESHOLD FOR DERIVATIVE PROCEEDINGS

9.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for:

(a) any derivative action or proceeding brought on behalf of the Corporation;

(b) any action asserting a claim for or based on a breach of fiduciary duty owed by any current or former director, officer, or employee of the Corporation to the Corporation or the Corporation’s shareholders;

(c) any action asserting a claim against the Corporation or any current or former director, officer, or employee of the Corporation arising pursuant to any provision of the TBOC or the Corporation’s Certificate of Formation or these Bylaws (together, the “Proposed Organizational Documents”);

(d) any action asserting a claim governed by the internal affairs doctrine;

(e) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC; or

(f) any other action or proceeding as to which the Business Court in the First Business Court Division of the State of Texas has jurisdiction,

shall be the Business Court in the First Business Court Division of the State of Texas. If such Business Court determines that it lacks jurisdiction, is not operational, declines to accept the action, or otherwise is unavailable, then the United States District Court for the Northern District of Texas, Dallas Division, shall be the exclusive forum for such action or proceeding; and, if such federal court lacks subject matter jurisdiction, then the state district courts of Dallas County, Texas, shall be the exclusive forum. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This Section 9.1 shall not apply to claims arising under the Exchange Act, or any claim for which the federal courts have exclusive jurisdiction. Any person or entity acquiring or holding shares of capital stock of the Corporation shall be deemed to have notice of and consented to this Article IX.

9.2 Jury Trial Waiver for Internal Entity Claims. The Corporation and each shareholder, director, and officer of the Corporation irrevocably and unconditionally waives any right that the Corporation or such person may have to a trial by jury in any legal action, proceeding, cause of action, counterclaim, cross-claim or third-party claim arising out of or relating to any “internal entity claim” as that term is defined in Section 2.115 of the TBOC. Each shareholder of the Corporation agrees that such shareholder’s holding or acquisition of shares of stock of the Corporation or, to the extent permitted by law, options or rights to acquire shares of stock of the Corporation following the adoption of the Amended and Restated Certificate of Formation of the Corporation constitutes such shareholder’s intentional and knowing waiver of any right to trial by jury with respect to such claims.

9.3 Ownership Threshold for Derivative Proceedings. The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto. No shareholder or group of shareholders may institute or maintain a derivative proceeding brought on behalf of the Corporation against any director and/or officer of the Corporation in his or her official capacity, unless the shareholder or group of shareholders, at the time the derivative proceeding is instituted, beneficially owns a number of shares of the Corporation’s shares of common stock, sufficient to meet an ownership threshold of at least 3% of the outstanding shares of the Corporation.

ARTICLE X – GENERAL MATTERS

10.1 Execution of Contracts and Instruments. Except as otherwise provided by law, the Certificate of Formation, or these Bylaws, the Board may authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation or to render it liable for any purpose or amount.

10.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

10.3 Seal. The Corporation may adopt a corporate seal, which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

10.4 Construction. References in these Bylaws to the TBOC shall be deemed to include all amendments thereto and successor provisions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in applicable Texas law shall govern the construction of these Bylaws.

ARTICLE XI – AMENDMENTS

These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, by the affirmative vote of a majority of the directors then in office, subject to any limitations contained in the Certificate of Formation or the TBOC. Shareholders may also amend or repeal these Bylaws as provided in the Certificate of Formation and applicable law; provided, however, that the affirmative vote of the holders of at least a majority of the total voting power of all outstanding shares entitled to vote thereon, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal, or adopt any Bylaw inconsistent with, the following provisions of these Bylaws: Article II, Sections 3.2, 3.4, and 3.11 of Article III, Article VIII, Article IX, and this Article XI (including, without limitation, any such Article or Section as renumbered following any amendment).